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                                                                    EXHIBIT 23.1

                                 BRAUN & COMPANY
                                 ---------------
                           BARRISTERS AND SOLICITORS*

August 17, 2004

Sound Revolution Inc.
3995 Graveley Street, Suite 507
Vancouver, BC V6C 3T4

Dear Sirs and Madams:

RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM SB-2 FOR SOUND REVOLUTION INC.
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We hereby consent to the reference to us in the Prospectus included in the
Registration Statement on Form SB-2 relating to 269,814 shares of Common Stock, par value $0.0001 per share, of Sound Revolution Inc.

Yours truly,

Thomas A. Braun

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702 - 777 Hornby Street                                     Tel:  (604) 605-0507
Vancouver, BC V6Z 1S2                                       Fax:  (604) 605-0508
**Also of the California Bar     An Association of Professional Law Corporations